Exhibit 99.1

Contact:	Doug Guarino	Director of Corporate Relations	781-647-3900
	Jon Russell	Vice President of Finance

ALERE INC. ANNOUNCES

THIRD QUARTER 2012 RESULTS

WALTHAM, MA…November 8, 2012…Alere Inc. (NYSE: ALR), a global leader in enabling individuals to take charge of their health at home through the merger of rapid diagnostics and health management, today announced its financial results for the quarter ended September 30, 2012.

Financial results for the third quarter of 2012:

•

Net revenue of $691.4 million for the third quarter of 2012, compared to $585.8 million for the third quarter of 2011. Non-GAAP adjusted net revenue, which includes $0.9 million in estimated revenue related to acquired software license contracts not recognized for GAAP purposes for the third quarter of 2012 due to business combination accounting rules, was $692.3 million for the third quarter of 2012, compared to $585.8 million for the third quarter of 2011.

•

Net loss of $9.2 million attributable to common stockholders of Alere Inc., and respective net loss per diluted common share of $0.11, for the third quarter of 2012, compared to net income of $234.2 million attributable to common stockholders of Alere Inc., and respective net income per diluted common share of $2.48, for the third quarter of 2011. Net income for the third quarter of 2011 included a gain of $288.9 million in connection with the formation of our joint venture with the Procter & Gamble Company.

•	Non-GAAP adjusted net income per diluted common share of $0.43 for the third quarter of 2012, compared to non-GAAP adjusted net income per diluted common share of $0.67 for the third quarter of 2011.

•

Net product and services revenue from our Professional Diagnostics segment was $528.8 million in the third quarter of 2012, compared to net product and services revenue of $426.3 million in the third quarter of 2011. Non-GAAP adjusted net product and services revenue from our Professional Diagnostics segment, which includes $0.9 million in estimated revenue related to acquired software license contracts not recognized for GAAP purposes for the third quarter of 2012 due to business combination accounting rules, was $529.7 million in the third quarter of 2012, compared to non-GAAP adjusted net product and services revenue of $426.3 million in the third quarter of 2011. Recent professional diagnostics acquisitions contributed $134.6 million of incremental net revenue compared to the third quarter of 2011.

•	North American influenza sales decreased to $9.9 million for the third quarter of 2012, from

$16.0 million for the third quarter of 2011.

•

Excluding the impact of the change in North American influenza revenues and the impact on revenues of the FDA matters associated with our U.S. Alere Triage products, currency adjusted organic growth in our Professional Diagnostics segment was 1%.

•

Net product and services revenue from our Health Management segment was $135.1 million in the third quarter of 2012, compared to $129.9 million in the third quarter of 2011 and $138.6 million in the second quarter of 2012. The increase in revenue from the third quarter of 2011 was related primarily to increased revenues from our home coagulation monitoring programs.

The Company’s GAAP results for the third quarter of 2012 exclude $0.9 million of revenue associated with acquired software license contracts that are not recognized due to business combination accounting rules and include amortization of $83.1 million, $3.3 million of restructuring charges, $3.6 million of stock-based compensation expense, $0.8 million of acquisition-related costs recorded in accordance with ASC 805, Business Combinations, and $1.3 million of amortization associated with fees paid for certain debt modifications and terminations, offset by $15.1 million of income recorded for fair value adjustments to acquisition-related contingent consideration. The Company’s GAAP results for the third quarter of 2011 include amortization of $70.3 million, $3.4 million of restructuring charges, $4.3 million of stock-based compensation expense, $2.9 million of acquisition-related costs recorded in accordance with ASC 805, Business Combinations, $1.3 million of amortization associated with fees paid for certain debt modifications and terminations, a $0.6 million fair value write-down in connection with an idle facility and a net unrealized foreign currency loss of $18.1 million associated with a bank account funded for the acquisition of Axis-Shield plc, offset by $3.8 million of income recorded for fair value adjustments to acquisition-related contingent consideration and a $288.9 million gain in connection with the formation of our joint venture with Procter & Gamble in May 2007. These amounts, net of tax, have been excluded from the non-GAAP adjusted net income per diluted common share attributable to Alere Inc. for the respective quarters.

Detailed reconciliations of the Company’s non-GAAP adjusted operating income and non-GAAP adjusted net income available to common shareholders to operating income and net loss available to common shareholders under GAAP, as well as a discussion regarding these non-GAAP financial measures, is included in the schedules to this press release.

The Company will host a conference call beginning at 8:30 a.m. (Eastern Time) today, November 8, 2012, to discuss these results, as well as other corporate matters. During the conference call, the Company may answer questions concerning business and financial developments and trends and other business and financial matters. The Company's responses to these questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been previously disclosed.

The conference call may be accessed by dialing (877) 270-2148 (domestic) or (412) 902-6510 (international) and asking for Alere Inc. A webcast of the call can also be accessed via the Alere web site at www.alere.com/investors, or directly through the following link: http://www.videonewswire.com/event.

A replay of the call will be available approximately one hour after the conclusion of the call and will remain available for a period of seven days following the call. The replay may be accessed by dialing (877) 344-7529 (domestic) or (412) 317-0088 (international) and entering replay code 10020552. The replay will also be available via online webcast at http://www.videonewswire.com/event or via the Alere web site at www.alere.com/investors for a period of 60 days following the call.

Additionally, reconciliations to non-GAAP financial measures not included in this press release that may be discussed during the call will also be available at the Alere web site (http://www.alere.com/investors) under the Earnings Calls and Releases section shortly before the conference call begins and will continue to be available on this web site.

For more information about Alere, please visit our web site at http://www.alere.com.

By developing new capabilities in near-patient diagnosis, monitoring and health management, Alere enables individuals to take charge of improving their health and quality of life at home. Alere’s global leading products and services, as well as its new product development efforts, focus on cardiology, infectious disease, toxicology, diabetes, oncology and women’s health. Alere is headquartered in Waltham, Massachusetts.

Source: Alere Inc.

Alere Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended September 30,
	2012	2011
Net product sales and services revenue	$686,228	$580,520
License and royalty revenue	5,188	5,249

Net revenue	691,416	585,769
Cost of net revenue	345,641	279,807

Gross profit	345,775	305,962

Gross margin	50%	52%
Operating expenses:
Research and development	40,562	34,772
Selling, general and administrative	266,481	226,271

Total operating expenses	307,043	261,043

Operating income	38,732	44,919
Interest and other income (expense), net	(55,933)	233,319

Income (loss) before provision (benefit) for income taxes	(17,201)	278,238
Provision (benefit) for income taxes	(10,677)	42,652

Income (loss) before equity earnings of unconsolidated entities, net of tax	(6,524)	235,586
Equity earnings of unconsolidated entities, net of tax	3,007	4,118

Net income (loss)	(3,517)	239,704
Less: Net income attributable to non-controlling interests	286	138

Net income (loss) attributable to Alere Inc. and Subsidiaries	(3,803)	239,566
Preferred stock dividends	(5,352)	(5,358)

Net income (loss) available to common stockholders	$(9,155)	$234,208

Basic net income (loss) per common share	$(0.11)	$2.84

Diluted net income (loss) per common share	$(0.11)	$2.48

Weighted average shares - basic	80,792	82,486

Weighted average shares - diluted	80,792	97,090

Alere Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Nine Months Ended September 30,
	2012	2011
Net product sales and services revenue	$2,051,729	$1,717,695
License and royalty revenue	11,333	17,723

Net revenue	2,063,062	1,735,418
Cost of net revenue	1,008,608	830,521

Gross profit	1,054,454	904,897

Gross margin	51%	52%
Operating expenses:
Research and development	120,009	112,662
Selling, general and administrative	826,301	700,257

Total operating expenses	946,310	812,919

Operating income	108,144	91,978
Interest and other income (expense), net	(146,549)	129,225

Income (loss) before benefit for income taxes	(38,405)	221,203
Benefit for income taxes	(12,621)	(4,414)

Income (loss) before equity earnings of unconsolidated entities, net of tax	(25,784)	225,617
Equity earnings of unconsolidated entities, net of tax	10,417	4,922

Net income (loss)	(15,367)	230,539
Less: Net income attributable to non-controlling interests	137	160

Net income (loss) attributable to Alere Inc. and Subsidiaries	(15,504)	230,379
Preferred stock dividends	(15,940)	(16,682)
Preferred stock repurchase	—	23,936

Net income (loss) available to common stockholders	$(31,444)	$237,633

Basic net income (loss) per common share	$(0.39)	$2.81

Diluted net income (loss) per common share	$(0.39)	$2.56

Weighted average shares - basic	80,492	84,508

Weighted average shares - diluted	80,492	100,058

Alere Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

	September 30,	December 31,
	2012	2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$302,254	$299,173
Restricted cash	3,216	8,987
Marketable securities	897	1,086
Accounts receivable, net	508,591	475,824
Inventories, net	332,512	320,269
Prepaid expenses and other current assets	153,249	188,388

Total current assets	1,300,719	1,293,727

PROPERTY, PLANT AND EQUIPMENT, NET	516,814	491,205
GOODWILL AND OTHER INTANGIBLE ASSETS, NET	4,974,806	4,676,742
DEFERRED FINANCING COSTS AND OTHER ASSETS, NET	220,342	211,027

Total assets	$7,012,681	$6,672,701

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Short-term debt and current portion of long-term debt	$58,860	$73,415
Other current liabilities	588,722	551,037

Total current liabilities	647,582	624,452

LONG-TERM LIABILITIES:
Long-term debt, net of current portion	3,541,290	3,280,080
Deferred tax liability	413,808	380,700
Other long-term liabilities	178,406	153,398

Total long-term liabilities	4,133,504	3,814,178

Redeemable non-controlling interest	—	2,497

TOTAL EQUITY	2,231,595	2,231,574

Total liabilities and equity	$7,012,681	$6,672,701

Alere Inc. and Subsidiaries

Reconciliation to Non-GAAP Adjusted Operating Results

(in thousands, except per share amounts)

	Three Months Ended September 30,
	2012	2011
Reconciliation to Non-GAAP Adjusted Operating Income (1)
Operating income	$38,732	$44,919

Revenue related to acquired software license contracts	905	—
Amortization of acquisition-related intangible assets	82,867	70,121
Restructuring charges	3,239	3,129
Stock-based compensation expense	3,626	4,286
Acquisition-related costs	833	2,912
Fair value adjustments to acquisition-related contingent consideration	(15,145)	(3,845)
Fair value write-down in connection with an idle facility	—	596

Non-GAAP adjusted operating income	$115,057	$122,118

	Three Months Ended September 30,
	2012	2011
Reconciliation to Non-GAAP Adjusted Net Income (1)
Net income (loss) available to common shareholders	$(9,155)	$234,208

Revenue related to acquired software license contracts	905	—
Amortization of acquisition-related intangible assets	83,083	70,314
Restructuring charges	3,287	3,412
Stock-based compensation expense	3,626	4,286
Acquisition-related costs	833	2,912
Fair value adjustments to acquisition-related contingent consideration	(15,145)	(3,845)
Gain in connection with the formation of a joint venture	—	(288,896)
Unrealized foreign currency loss associated with a bank account funded for the acquisition of Axis-Shield plc	—	18,050
Fair value write-down in connection with an idle facility	—	596
Amortization of fees paid for certain debt modifications and terminations	1,320	1,320
Income tax effects on items above	(32,931)	16,254

Non-GAAP adjusted net income available to common shareholders	$35,823	$58,611

Net income (loss) per diluted common share	$(0.11)	$2.48

Non-GAAP adjusted net income per diluted common share	$0.43	$0.67

Weighted average shares - diluted	80,792	97,090

Non-GAAP adjusted weighted average shares - diluted	84,299	97,090

(1)

In calculating “non-GAAP adjusted operating income” and “non-GAAP adjusted net income”, the Company excludes (i) certain non-cash charges, including amortization expense and stock-based compensation expense, (ii) non-recurring charges and income, and (iii) certain other charges and income that have a significant positive or negative impact on results yet do not occur on a consistent or regular basis in its business. In determining whether a particular item meets one of these criteria, management considers facts and circumstances that it believes are relevant. Management believes that excluding such charges and income from operating income and net income or loss allows investors and management to evaluate and compare the Company's operating results from continuing operations from period to period in a meaningful and consistent manner. Due to the frequency of their occurrence in its business, the Company does not adjust operating income or net income or loss for the costs associated with litigation, including payments made or received through settlements. It should be noted that “non-GAAP adjusted operating income” and “non-GAAP adjusted net income” are not standard financial measurements under accounting principles generally accepted in the United States of America (“GAAP”) and should not be considered as an alternative to operating income and net income or loss or cash flow from operating activities, as a measure of liquidity or as an indicator of operating performance or any measure of performance derived in accordance with GAAP. In addition, all companies do not calculate non-GAAP financial measures in the same manner and, accordingly, “non-GAAP adjusted operating income” and “non-GAAP adjusted net income” presented in this press release may not be comparable to similar measures used by other companies.

Alere Inc. and Subsidiaries

Reconciliation to Non-GAAP Adjusted Operating Results

(in thousands, except per share amounts)

	Nine Months Ended September 30,
	2012	2011
Reconciliation to Non-GAAP Adjusted Operating Income (1)
Operating income	$108,144	$91,978

Revenue related to acquired software license contracts	3,317	—
Amortization of acquisition-related intangible assets	242,167	227,207
Restructuring charges	10,132	19,625
Stock-based compensation expense	11,868	16,275
Acquisition-related costs	6,094	6,191
Fair value adjustments to acquisition-related contingent consideration	(16,782)	(9,684)
Non-cash charge associated with acquired inventory	4,681	—
Fair value write-down in connection with an idle facility	—	596
Expenses incurred in connection with the sale of our vitamin and nutritional supplements business	—	23

Non-GAAP adjusted operating income	$369,621	$352,211

	Nine Months Ended September 30,
	2012	2011
Reconciliation to Non-GAAP Adjusted Net Income (1)
Net income (loss) available to common shareholders	$(31,444)	$237,633

Revenue related to acquired software license contracts	3,317	—
Amortization of acquisition-related intangible assets	242,849	227,798
Restructuring charges	10,290	20,365
Stock-based compensation expense	11,868	16,275
Acquisition-related costs	6,094	6,191
Fair value adjustments to acquisition-related contingent consideration	(16,782)	(9,684)
Interest expense recorded in connection with fees paid for certain debt modifications and the termination of our senior secured credit facility and related interest rate swap agreement	3,960	31,213
Non-cash charge associated with acquired inventory	4,681	—
Gain in connection with the formation of a joint venture	—	(288,896)
Unrealized foreign currency loss associated with a bank account funded for the acquisition of Axis-Shield plc	—	18,050
Realized foreign currency loss associated with the settlement of an acquisition-related contingent consideration obligation	—	1,920
Fair value write-down in connection with an idle facility	—	596
Expenses incurred in connection with the sale of our vitamin and nutritional supplements business	—	23
Non-cash income allocated to net income available to common stockholders as a result of repurchases of preferred shares	—	(23,936)
Income tax effects on items above	(93,028)	(82,183)

Non-GAAP adjusted net income available to common shareholders	$141,805	$155,365

Net income (loss) per diluted common share	$(0.39)	$2.56

Non-GAAP adjusted net income per diluted common share	$1.70	$1.74

Weighted average shares - diluted	80,492	100,058

Non-GAAP adjusted weighted average shares - diluted	94,327	100,058

(1)

In calculating “non-GAAP adjusted operating income” and “non-GAAP adjusted net income”, the Company excludes (i) certain non-cash charges, including amortization expense and stock-based compensation expense, (ii) non-recurring charges and income, and (iii) certain other charges and income that have a significant positive or negative impact on results yet do not occur on a consistent or regular basis in its business. In determining whether a particular item meets one of these criteria, management considers facts and circumstances that it believes are relevant. Management believes that excluding such charges and income from operating income and net income or loss allows investors and management to evaluate and compare the Company's operating results from continuing operations from period to period in a meaningful and consistent manner. Due to the frequency of their occurrence in its business, the Company does not adjust operating income or net income or loss for the costs associated with litigation, including payments made or received through settlements. It should be noted that “non-GAAP adjusted operating income” and “non-GAAP adjusted net income” are not standard financial measurements under accounting principles generally accepted in the United States of America (“GAAP”) and should not be considered as an alternative to operating income and net income or loss or cash flow from operating activities, as a measure of liquidity or as an indicator of operating performance or any measure of performance derived in accordance with GAAP. In addition, all companies do not calculate non-GAAP financial measures in the same manner and, accordingly, “non-GAAP adjusted operating income” and “non-GAAP adjusted net income” presented in this press release may not be comparable to similar measures used by other companies.

Alere Inc. and Subsidiaries

Selected Consolidated Revenues by Business Area (1)

(in thousands)

Professional Diagnostics Segment	Q3 2012	YTD 2012	Q3 2011	YTD 2011	% Change Q3 12 v. Q3 11	% Change YTD 12 v. YTD 11
Cardiology	$122,372	$386,795	$127,943	$390,652	-4%	-1%
Infectious disease	136,561	425,398	142,639	405,559	-4%	5%
Toxicology	156,074	437,736	93,497	267,834	67%	63%
Diabetes	35,670	100,628	—	—
Other (1)	78,077	230,519	62,172	176,206	26%	31%

Professional diagnostics net product sales and services revenue (1)	528,754	1,581,076	426,251	1,240,251	24%	27%
License and royalty revenue	2,688	8,833	3,701	14,587	-27%	-39%

Professional diagnostics net revenue	$531,442	$1,589,909	$429,952	$1,254,838	24%	27%

Health Management Segment	Q3 2012	YTD 2012	Q3 2011	YTD 2011	% Change Q3 12 v. Q3 11	% Change YTD 12 v. YTD 11
Disease and case management	$57,383	$165,277	$59,441	$182,118	-3%	-9%
Wellness	24,290	80,881	24,427	80,369	-1%	1%
Women’s & children’s health	29,136	90,220	28,509	85,550	2%	5%
Patient self-testing services	24,269	68,074	17,554	60,529	38%	12%

Health management net revenue	$135,078	$404,452	$129,931	$408,566	4%	-1%

(1)

Revenues are presented in accordance with Generally Accepted Accounting Principles and exclude an adjustment of $905 and $3,317 in revenue related to acquired software license contracts which were not recognized during the three and nine months ended September 30, 2012, respectively, due to business combination accounting rules.